SCHEDULE 14C
             Information Statement Pursuant to Section 14(c) of the
                             Securities Act of 1934
                               (Amendment No. 2 )

     Check appropriate box:
          [x] Preliminary Information Statement
          [ ] Confidential, for use of the Commission Only
             (as permitted by Rule 14a-6(e)(2)
          [ ] Definitive Information Statement

                        INMEDICA DEVELOPMENT CORPORATION
                 Name of Registrant as Specified in its Charter

     Payment of Filing Fee (check applicable box)
         [ ] No fee required
         [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and
             0-11
                  1) Title of each class of securities to which transaction applies - None

                  2) Aggregate number of securities to which transaction applies
                  - None
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(c)(2) Total
                  Amount: How Determined: .
                  4) Proposed maximum aggregate value of transaction:
                  5) Total Fee paid:
         [x] fee paid previously with preliminary materials
         [ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
                  1) Amount previously paid:
                  2) Form, schedule or registration  statement number:
                  3) Filing party
                  4) Date filed

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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ___________________


     TO THE SHAREHOLDERS OF INMEDICA
           DEVELOPMENT CORPORATION:

    The Special Meeting of Shareholders of InMedica Development Corporation (the "Company") will be held at ___ pm local time, ________________ in the _________ Room at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah to consider and vote upon the following proposals:

        1. The approval of the sale and issuances of the stock of MicroCor (an 80% owned subsidiary of InMedica) in order to fund continued development of the hematocrit technology, being a potential sale of all or substantially all of the assets of the Company.

        2. The election of five directors (Larry E. Clark, Ralph Henson, Richard Bruggeman, Sheng Jung (Robert S.) Chiang and Mao-Song Lee) to serve for one year or until a successor is elected and qualified

         3. Ratification of the appointment of Robison Hill & Co. as the independent public accountants of the corporation.

     Information regarding the matters to be acted on at the Special Meeting is contained in the Information Statement accompanying this Notice. Shareholders of record as of ________________________ are entitled to notice of and to vote at the Shareholders' Meeting. Shareholders are or may be entitled to dissenter's rights as to proposal number 1 above.

                                             BY ORDER OF THE BOARD OF DIRECTORS

     Salt Lake City, Utah                    Larry E. Clark, Chairman
     _____________ 2004


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                        INMEDICA DEVELOPMENT CORPORATION
                         825 North 300 West, Suite N132
                           Salt Lake City, Utah 84103
                                  801-521-9300

                              INFORMATION STATEMENT

         This Information Statement is being furnished to shareholders of InMedica Development Corporation, a Utah corporation, ("InMedica" or the "Company"), in connection with a Special Meeting of its shareholders to be held on ___________________ at ____ pm, local time, in the __________ Room at the
Little America Hotel, 500 South Main Street, Salt Lake City, Utah, and at any adjournment thereof (the "Meeting"). At the Meeting, InMedica shareholders will be asked (1) to approve the sale and issuances of the stock of MicroCor, Inc. (an 80% owned subsidiary of InMedica) to Wescor, Inc. in order to fund continued development of the Company's hematocrit technology, (2) to elect five directors to serve for one year or until a successor is elected and qualified, and (3) to ratify the selection of Robison Hill & Co. as the Company's independent public accountants.

         This Information Statement and Notice of Meeting are first being mailed to shareholders of InMedica on or about ___________, 2004. Notice is also being mailed to preferred shareholders of InMedica although they have no voting rights at the meeting.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

          Only holders of record of InMedica Common Stock (also referred to herein as "common shares" or "shares") as of the close of business on ___________ 2004 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 16,382,993 shares of InMedica Common Stock issued and outstanding. Holders of a majority of the outstanding shares in person or by proxy must be present in order to establish a quorum to conduct business at the meeting. The affirmative vote of the holders of a majority of such shares present is required to elect directors and to approve the sale and issuances of the stock of MicroCor, Inc. (an 80% owned subsidiary) to Wescor, Inc. in order to fund continued development of the Company's hematocrit technology. Each holder of common shares is entitled to one vote for each share held. If a holder of shares present at the meeting abstains from voting, the shares will still be counted towards the presence of a quorum. Cumulative voting is not permitted.






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         FIRST PROPOSAL: TO APPROVE THE SALE AND ISSUANCES OF THE STOCK
           OF MICROCOR, INC. (AN 80% OWNED SUBSIDIARY OF INMEDICA) TO WESCOR, INC. IN ORDER TO FUND CONTINUED DEVELOPMENT OF THE
                        COMPANY'S HEMATOCRIT TECHNOLOGY

                               SUMMARY TERM SHEET

         InMedica Development Corporation ("InMedica") conducts research and development of medical technology to measure human hematocrit by non-invasive means (the "hematocrit technology"). On September 7, 2004, InMedica entered into a Joint Development Agreement (the "Agreement") to fund further development of the hematocrit technology by the sale of stock in MicroCor, Inc., it's 80% owned subsidiary and principal asset, to Wescor, Inc., a medical technology company located in Logan, Utah. . Chi Lin owns the additional 20% of MicroCor and also agreed to the sale. MicroCor owns four patents granted on the hematocrit technology. Further all other technology rights of InMedica and Chi Lin in the hematocrit technology are being transferred or licensed to MicroCor.

         BACKGROUND OF THE SALE PROPOSAL. Throughout 2003 InMedica's board of directors explored a number of possible means to complete the development of its hematocrit technology (ie. develop a prototype of the hematocrit device with FDA clearance - the "FDA cleared prototype"). Three large medical device companies (with annual revenues in the range of $90 million to $8 billion per year) were orally contacted by members of the board of directors and asked about their interest in completing the project, however, none were willing to consider the project until the Company had an FDA cleared prototype. The InMedica board also orally contacted five smaller companies (with annual revenues in the $4 to $16 million range), two of which were local companies, who might partner to complete the project. However, all of these smaller companies, except one local company, were already at capacity with other projects.

       The other local company, Wescor, Inc., was initially contacted by Ralph Henson, director and CEO of InMedica in July, 2003. The contact was made following a call from a Wescor board member indicating that Wescor was looking for a medical technology project. Conversations followed with Wescor's CEO, Wayne Barlow, its VP of Research and Development, Dennis Briscoe and its Vice President, Reed Crockett. Wescor expressed interest in the project (ie. the development of the hematocrit technology through the FDA cleared prototype stage and through the final stage of first production run of units for sale) and advised the Company that it had the engineering resources and capability to do the work.

       As of January 28, 2004, Wescor and InMedica finalized a letter of intent (the "Letter of Intent") and as of February 1,2004, a loan agreement (the "Loan Agreement"). The Letter of Intent provided that InMedica would discontinue the search for development partners and other funding sources for the hematocrit technology. In exchange, Wescor agreed to loan monies under the Loan Agreement to InMedica for three purposes: (1) administrative expenses up to $25,000 per


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month for three months (later  extended  through  July,  2004) to be used to pay ongoing salaries, legal, accounting and other Company administrative expenses; the loan was to be evidenced by a promissory note called the "Overhead Note;"
(2) Wescor agreed to loan up to $20,011 to InMedica to pay accrued but unpaid Company expenses evidenced by a promissory note called the "Accrued Expense Note;" and (3) Wescor agreed to loan up to $200,000 to InMedica for technology modification expenses incurred by Wescor but only expenses incurred with the advance approval of InMedica and to be evidenced by a note known as the "Technology Modifications Note." The notes bear interest at the prime rate as announced from time to time by the Wall Street Journal. The Letter of Intent was a non-binding expression of mutual intent to negotiate the terms of a possible business venture between the companies regarding the development of the hematocrit technology. The Letter of Intent further provided that in the event a definitive agreement was not reached, the amounts owing on the Overhead Note would be forgiven. Amounts advanced under the Accrued Expense Note and the Technology Modications Note, however would not be forgiven and were secured by a security interest in 50% of the Company's revenues from commercialization of the hematrocrit technology, if and when achieved. Further, unpaid balances of principal and accrued interest under any of the notes is convertible to restricted common stock of InMedica at $.10 per share at Wescor's discretion.

         Beginning with the signing of the Letter of Intent and the Loan Agreement, Wescor advanced $108, 970 on the Overhead Note over a period of seven months and $10,171 on the Accrued Expenses Note. No advances were made on the Technology Modifications Note. InMedica subsequently repaid the advances on the Accrued Expenses Note which now has a zero balance. During discussions from January to September, 2004, InMedica's board members, Larry Clark, Ralph Henson and Richard Bruggeman, and the Wescor principals, identified above, negotiated the terms of the proposed sale of MicroCor stock pursuant to the Agreement. When the parties signed a definitive Agreement effective September 7, 2004 , the Company became obligated to repay the Overhead Note according to its terms. As of September 30, 2004, $111,972 was owing on the Overhead Note Including accrued interest. The Overhead Note is due and payable April 1, 2005. However Wescor deducts 20% ($3,000 per month) of each stock payment it makes to InMedica and applies the payment to retirement of the Overhead Note. (See "Description of Agreement." A conversion of the principal and accrued interest owing on the Overhead Note as of September 30, 2004 would have resulted in the issuance of 1,119,720 restricted shares or 6.4% of the issued and outstanding common stock of InMedica However, to date, Wescor has not given notice of intent to convert the note.

         During the negotiations, InMedica determined to permit Wescor to assume day to day control of the development of the hematocrit technology because InMedica has only two part-time employees, a President and a CFO, and no technical staff. The Company has principally relied on contracts with outside developers to advance the development of the hematocrit technology. Wescor, on the other hand, has the required resources to manage the day to day operations of a company whose focus is the development of medical products. InMedica retains overall control of MicroCor through its ownership and control of MicroCor's Board of Directors. In the event Wescor discontinued efforts to develop the hematocrit technology, InMedica would again pursue the business plan described in Management's Discussion and Analysis (See Form 10QSB for the period ended September 30, 2004.)



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         The sale of the MicroCor  stock will be a sale of all or  substantially all of the assets of InMedica, pursuant to the terms of the Agreement, assuming Wescor is successful in completion of development of the hematocrit technology and successfully exercises its option to purchase the MicroCor stock held by InMedica and Chi Lin.. A copy of the Agreement is attached as Exhibit A. Certain terms of the Agreement are set forth below:

PARTIES:     InMedica Development Corporation - Seller
             825 N. 300 West, Suite N132
             Salt Lake City, Utah 84103
             Telephone:  801-521-9300

             Chi Lin Technology Company, Ltd. - Seller
             717 N. 71 Te Lun Road, Jen Te Hsian
             Tainan County, Taiwan,   R.O.C.
             Telephone: 011-886-06-279-1194

             Wescor, Inc. - Buyer
             459 South Main Street
             Logan, Utah 84321 USA
             Telephone:  435-752-6011

             MicroCor, Inc. - Asset to be sold
             825 N. 300 West, Suite N132
             Salt Lake City, Utah 84103
             Telephone:  801-521-9300

EFFECTIVE DATE:

o The effective date is of the Agreement is September 7, 2004, subject to shareholder approval.

o Larry Clark (Chairman and Director of the Company), Ralph Henson (Director and CEO of the Company), Richard Bruggeman (Director and CFO of the Company), and Chi Lin (principal shareholder of the Company) are required by the Agreement to vote their shares in favor of approving this transaction. Collectively these four shareholders own a majority of the issued and outstanding stock of InMedica (See "Common Stock Ownership"). Clark, Henson, Bruggeman and Chi Lin are affiliates of the Company but have no affiliation with Wescor or with one another, other than their service as officers and directors of the Company. Chi Lin has appointed two members of the board of directors of the Company.

TERMS:

o As of September 7, 2004, InMedica and Chi Lin sold, a total of 15% of MicroCor stock to Wescor (12% sold by InMedica and 3%sold by Chi Lin) for $375,000. The purchase price was paid $30,000 down with the balance due in installments over 18 months. See "Description of Agreement.



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o        Wescor  assumed day to day  management  of MicroCor as of  September 7,
         2004 and agreed to use its best  efforts at its  expense to develop the
         hematorcrit  technology.   Wescor's  management  of  MicroCor  and  the
         Agreement may be terminated by InMedica if Wescor fails to complete any development Phase (See "POTENTIAL MICROCOR STOCK ISSUANCES TO WESCOR") or if Wescor defaults in payments to InMedica or Chi Lin. In the event of such termination, Wescor would remain obligated to complete payment for the initial 15% of the stock of MicroCor pursuant to the installments described below (See " DESCRIPTION OF AGREEMENT"). However if the Agreement is terminated prior to shareholder approval, the sale of the MicroCor stock would be rescinded and InMedica and Chi Lin would be obligated to repay amounts received from Wescor.

o Through potential additional MicroCor stock issuances to Wescor, Wescor may earn up to 49% total ownership of MicroCor by funding and conducting additional development of hematocrit technology in three Phases over 18 months. The 18 month period may be extended in six month increments by the MicroCor board of directors. See "POTENTIAL MICROCOR STOCK ISSUANCES TO WESCOR."

o Upon successful completion of the second phase (ie. FDA cleared prototype) and again upon successful completion of the third Phase (ie. first production of units for sale), Wescor has an option to purchase the remaining MicroCor shares from Chi Lin and InMedica for 90% of an appraised value or 90% of a value suggested by Wescor, subject to a fairness opinion obtained by InMedica. Wescor selects the appraiser with the consent of InMedica and Chi Lin. The Company and Chi Lin will then have a "trump option" to purchase Wescor's ownership of MicroCor stock at an increased price. See "Options To Buy Remaining MicroCor Stock."

o MicroCor has granted InMedica and Chi Lin an annual royalty of 4% of the first $5,000,000 of sales and licensing revenues received from the hematocrit technology, 3% of sales and licensing revenues exceeding
         $5,000,000 but less than $20,000,000 and 2% of sales and licensing revenues in excess of $20,000,000. The sellers are also entitled to twenty five percent (25%) of all royalty revenues received by MicroCor on further licensing of the hematocrit technology. A minimum royalty of $200,000 per year is payable by MicroCor commencing 18 months from September 7, 2004, to be split 80%-20% between InMedica and Chi Lin. (See "Royalty Rights.")

o Pro Form Financial Statements are attached showing the effect of the sale on InMedica As the attached financial statements indicate, the sale has been accounted for as a sale of an investment and partial interest in InMedica's consolidated subsidiary.



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o        No opinion,  report or appraisal  relating to the fairness of the sales of the MicroCor stock to Wescor has been obtained by the Company. The terms of the transactions are based on the negotiations described above See "BACKGROUND OF THE SALE PROPOSAL."

         INCOME TAX CONSEQUENCES. For U.S. federal income tax purposes, the sale is expected to result in the recognition of a gain of $60,000 by InMedica. However the Company's cumulative net operating losses can be used to offset the amount of the taxable gain on the sale, and as a result we expect to pay no federal income taxes on the sale. Further, the sale transaction will result in no capital gain or loss for the InMedica shareholders and no distribution to shareholders in connection with the transaction is anticipated. Accordingly, the sale should not result in a taxable event under U.S. federal income tax laws for InMedica shareholders in the United States. The foregoing does not address any state or local tax consequences. Our shareholders are advised to consult with their tax advisors for a more detailed analysis of any federal, state or local tax consequences.

          GENERAL. The Agreement is subject to a condition that the sale of MicroCor stock described in the Agreement be approved by the shareholders of InMedica. Shareholder approval must occur within 45 days of the effective date, although the time for approval has been extended. An additional requirement of the Agreement is that Chi Lin, Larry E. Clark, Richard Bruggeman and Ralph Henson (who collectively own more than 50% of the outstanding stock of InMedica) have each agreed and are required to vote their shares in favor of the transaction

        ONCE APPROVED, NO FURTHER SHAREHOLDER APPROVAL WILL BE SOUGHT BY INMEDICA RELATING TO THIS AGREEMENT AND THE BOARD OF DIRECTORS AND OFFICERS OF INMEDICA WILL BE AUTHORIZED TO CARRY OUT THE SALE OF OWNERSHIP AND ISSUANCES OF THE MICROCOR STOCK PURSUANT TO THE TERMS OF THE AGREEMENT (except that if a merger transaction were agreed to by the parties, then approval of such transaction would be submitted to the shareholders at a later date). As a result, the Agreement will result in the disposition of part or all of the ownership of MicroCor by InMedica, depending on the stage when the Agreement is either terminated or concluded. There is no assurance that Wescor will be successful in developing the hematrocrit technology or that it will continue the development project to conclusion.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1, APPROVING THE SALE OF OWNERSHIP AND THE ISSUANCES OF THE MICROCOR STOCK AS DESCRIBED HEREIN IN ORDER TO FUND ADDITIONAL DEVELOPMENT OF THE HEMATOCRIT
TECHNOLOGY.

        DESCRIPTION OF AGREEMENT. Effective September 7, 2004, InMedica and MicroCor entered into the Agreement pursuant to which Wescor, a Utah medical technology company ("Wescor") has agreed to purchase 15% of the issued and outstanding common stock of MicroCor on a pro-rata basis from InMedica (selling 12%) and from Chi Lin Technology Co, Ltd of Tainan, Taiwan (selling 3%), ("Chi Lin") for $375,000. Prior to the consummation of the transaction InMedica held 80% of the issued and outstanding common stock of MicroCor and Chi Lin owned 20%. Following shareholder approval of the transaction, InMedica will initially hold 68%, Chi Lin will initially hold 17% and Wescor will initially hold 15% of the issued and outstanding stock of MicroCor. The purchase monies will be paid $300,000 to InMedica and $75,000 to Chi Lin, payable $30,000 down and the


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balance in installments  over 18 months.  Twenty percent of each payment made to
InMedica will be applied to outstanding debt owing from InMedica to Wescor in the amount of $111,972 at September 30, 2004. The debt to Wescor is for repayment of operating expenses advanced by Wescor to InMedica during the negotiation of the Agreement. See "BACKGROUND OF THE SALE PROPOSAL."

         POTENTIAL MICROCOR STOCK ISSUANCES TO WESCOR. In the event Wescor is successful in producing a working prototype using the hematocrit technology, capable of meeting FDA GMP requirements suitable for conducting clinical trials (Phase1), MicroCor will issue 500,000 additional restricted shares of MicroCor stock to Wescor. Thereafter if Wescor completes clinical trials and obtains the FDA's clearance to market such products (Phase 2), 500,000 additional restricted shares of MicroCor stock will be issued to Wescor by MicroCor. Then, upon manufacturing and initial introduction into the US market of such products (Phase 3), MicroCor will issue to Wescor an additional 700,000 restricted shares of its stock, giving Wescor a total of 49% of the issued and outstanding stock of MicroCor. These additional shares to be issued to Wescor will be in consideration of each Phase of development work by Wescor. The determination of Wescor's completion of the above three Phases will be made by MicroCor's board which is controlled by InMedica. In the event of a disagreement between the parties as to fulfillment of the above standards, the parties intend to negotiate in good faith to resolve the matter. The number of shares to be issued by MicroCor to Wescor for services has been determined during a process of arms length negotiation between InMedica and Wescor. Among other things, during such negotiations, the board of directors of InMedica considered the need for funding to continue development of the Company's hematocrit technology, the Company's present financial condition (ie. lack of cash flow, limited capital assets and limited borrowing capacity) and the reputation and experience of Wescor in development of medical technology. Based on these considerations, the board concluded that, in its judgment, the Agreement should be pursued.

     OPTIONS TO BUY REMAINING MICROCOR STOCK. Upon completion of Phase 2,and again upon completion of Phase 3, Wescor will have the option to purchase all (but not less than all) the remaining stock of MicroCor from InMedica and Chi Lin, for 90 days. The buyout price to Wescor for the remaining MicroCor shares will be 90% of an appraised value or of a value suggested by Wescor. Wescor will choose the appraiser subject to the right of InMedica and Chi Lin to object to the selection. In the case of an objection Wescor will make another selection until the parties are in agreement. Following receipt of Wescor's notice of appraised value or suggested value, InMedica and Chi Lin will have the right to obtain a fairness opinion at their expense, before acting on Wescor's offer. The fairness opinion of the value of the MircoCor stock will be obtained from a business valuation expert, chosen by InMedica and Chi Lin, as to which Wescor has no reasonable objection. If the fairness opinion reports that Wescor's appraised or suggested value is not within a fair range, Wescor's option to purchase the balance of the MicroCor stock from Chi Lin and InMedica will terminate.

           However, if Wescor's appraised or suggested value is determined by the fairness opinion to be within a fair range, InMedica and Chi Lin will still have the opportunity to acquire the complete ownership of MicroCor through a


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

"trump" option allowing them to offer to purchase all of the shares of MicroCor owned by Wescor at 110% of Wescor's appraised value or suggested value. In such case, Wescor may chose to sell its ownership of MicroCor to InMedica and Chi Lin or may revive its first option by a notice to InMedica and Chi Lin increasing the purchase price so as to be based on at least 110% of the valuation used as the trump option value by InMedica and Chi Lin. This option procedure, bidding between the parties for the right to purchase all of the MicroCor stock, may be repeated as many times as is necessary until a purchaser has been determined. If Wescor is ultimately the purchaser, the Agreement will terminate except for the royalty rights of InMedica and Chi Lin. Wescor has also been granted a right of first refusal in the event of a bona fide third party offer to acquire MicroCor.

    ROYALTY RIGHTS. MicroCor has granted certain revenue royalty rights to InMedica and Chi Lin under the Agreement based on future annual revenues from the hematocrit technology and calculated as follows: Annual royalties will equal the sum of four percent (4%) of the first $5,000,000 in sales and licensing revenues, three percent (3%) of sales and licensing revenues in amounts exceeding $5,000,000 but not exceeding $20,000,000, and two percent (2%) of sales and licensing revenues in amounts exceeding $20,000,000; plus (ii) twenty five percent (25%) of all royalty revenues (revenues from licensing of the hematocrit technology to others). The total royalties are split between InMedica and Chi Lin with InMedica receiving a percentage of total royalties equal to a fraction, the numerator of which is the total world revenues from sales of the hematocrit technology, less the revenues from sales in Asia; and the denominator of which is the total world revenues from sales. The Chi Lin royalty is a percentage of total royalties equal to a fraction, the numerator of which is revenue from sales in Asia; and the denominator of which is the total world revenues from sales. Asia is defined to mean Australia, New Zealand and the countries of Asia (including without limitation, Indonesia, Malaysia and the island countries of the Western Pacific Rim; but excluding Russia, Turkey and the countries of the Middle East from Iran and to the west). Further, a minimum royalty of $200,000 per year begins 18 months after the effective date and is payable by MicroCor to InMedica and Chi Lin on an 80%-20% basis without regard to whether actual sales have been made. However in the event that any party (including Wescor) or a third party acquires eighty percent control of MicroCor, the new control party has the right to buy out the royalty rights from InMedica and Chi Lin for $1,000,000 or 100% of five times the sum of the minimum royalty payments for the immediately preceding 12 months, whichever is greater. The buyout proceeds would be shared 80%-20% by InMedica and Chi Lin.

         As a part of the transaction, InMedica transferred all of its rights in the non-invasive hematocrit technology to MicroCor and Chi Lin licensed to MicroCor all rights relating to the non-invasive technology owned by Chi Lin on a royalty free basis (other than those royalties referred to in the preceding paragraph). Further, Wescor assumed the responsibility to manage the day to day affairs of MicroCor and to continue the development of the non-invasive hematocrit technology. However Wescor's management of MicroCor and the Agreement may be terminated if no prototype has been developed in 12 months, or if no FDA clearance is obtained within 18 months, or if no first production has begun within 24 months or if Wescor has not fulfilled payment obligations under the contract. The 24 month period may be extended in the discretion of InMedica's board of directors.

         DIRECTOR APPOINTMENTS. Chi Lin is a principal shareholder of InMedica and has the right to nominate two directors to serve on InMedica's board of directors. During the term of the Joint Development Agreement, InMedica will continue to appoint three of five members of the board of directors of MicroCor and Chi Lin and Wescor will each be entitled to appoint one board member.

         WESCOR. Wescor is a privately held company engaged in developing, manufacturing, and marketing medical instruments, appliances, and related products for the diagnostic laboratory market for more than three decades. Wescor's Biomedical Products Division has established a reputation for quality products as well as quality technical support for its products. Wescor is a leader in the laboratory diagnosis of cystic fibrosis with its Macroduct(R) and Nanoduct(R) Sweat Testing Systems. The Aerospray(R) family of automatic slide stainer-cytocentrifuges of Wescor are widely used in hematology and microbiology laboratories, providing the newest technology in microscope slide staining as well as cytocentrifugation. Wescor is also a leader in osmometry with its Vapro(R) Vapor Pressure Osmometer. The Wescor Membrane Osmometer makes a direct measurement of Colloid Osmotic Pressure in whole blood or serum.

         CONSULTING FEES. Prior to the transaction with Wescor, Ralph Henson, President of InMedica, was a full time employee of MicroCor. Since September 7, 2004, Wescor has paid Ralph Henson a temporary consulting fee of $5,000 per month for three quarters of his working time. The temporary consulting arrangement with Mr. Henson was first discussed with Wescor after the Joint Development Agreement was signed on September 7, 2004. Beginning December 1, 2004, the consulting fee was discontinued and Mr. Henson became a three-quarter time salaried employee of MicroCor. He will continue to serve as President of InMedica and will be paid for one-quarter of his time by InMedica. No change in his total reported salary is expected.

         DISSENTERS' RIGHTS. Shareholders of InMedica, including the holders of the Preferred Shares, are entitled under Utah law to dissent from approval of Proposal 1 (the sale of the MicroCor stock) and obtain payment from the Company of the fair value of shares held by the shareholder. "Fair value" of a dissenter's shares means the value of the shares immediately before the corporate action to which the dissenter objects, excluding any appreciation or depreciation in value on account of anticipation of the corporate action. HOWEVER, UPON COMPLIANCE WITH THE DISSENTER'S RIGHTS PROVISIONS DESCRIBED BELOW, DISSENTERS MAY NOT IMMEDIATELY RECEIVE CASH PAYMENT FOR THEIR SHARES due to provisions of the Utah Code that prohibit redemptions of shares in cash where the corporation "would not be able to pay its debts as they become due in the usual course of business" or "the corporation's total assets would be less than the sum of its total liabilities" (Utah Code Annotated 16-10a-640(3)). The Board of Directors has determined that if any significant number of shareholders exercised dissenter's rights, the Company would likely be unable to pay its debts as they come due and its liabilities may exceed its assets. IN SUCH CASE, THE BOARD OF DIRECTORS MAY LEGALLY ONLY BE ABLE TO ISSUE PROMISSORY NOTES TO ANY DISSENTING SHAREHOLDERS FOR THE FAIR VALUE OF THEIR SHARES, THE INTEREST AND PRINCIPAL OF WHICH WOULD BE PAYABLE ONLY AT AN UNDETERMINED FUTURE DATE AND ONLY IF AND WHEN FUNDS ARE LEGALLY AVAILABLE FOR PAYMENT AS PROVIDED IN THE UTAH CODE. The issuance of such notes would be subject to compliance with the registration or exemption provisions of the Securities Act of 1933 and such notes would likely be restricted securities that would not be transferable without compliance with the requirements of the Securities Act of 1933. The principal amount of the notes would be determined based on the fair value of the dissenter's stock as of the meeting date. A copy of Utah Code Annotated 16-10a-1320 providing for notice of dissenter's rights is set forth below:

                  16-10A-1320.   NOTICE OF DISSENTERS' RIGHTS.
                  (1) If a proposed corporate action creating dissenters' rights under Section 16-10A-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.
                  (2) If a proposed corporate action creating dissenters' rights under Section 16-10A-1302 is authorized without a meeting of shareholders pursuant to Section 16-10A-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10A-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10A-704 for which the notice was to have been given. Enacted by Chapter 277, 1992 General Session

        In order to assert dissenter's rights, a shareholder must cause InMedica to receive a written notice of his/her intent to demand payment for shares if Proposal number 1 is approved. Further, the attempted exercise of dissenter's rights will be invalid if the "dissenter" votes in favor of Proposal number 1. The dissenter must also have been a shareholder at the time the vote was taken on Proposal number 1. A shareholder that does not satisfy the three requirements stated in this paragraph is not entitled to payment for shares.

      The content of the Company's notice of dissenter's rights is specified by Utah Code Annotated 16-10a-1322 as follows:

             16-10A-1322.   DISSENTERS' NOTICE.
                  (1) If proposed  corporate action creating  dissenters' rights under Section 16-10A-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.
                  (2) The dissenters'  notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10A-1302, and shall:
                  (a) state that the  corporate  action was  authorized  and the effective date or proposed effective date of the corporate action;
                  (b) state an address  at which the  corporation  will  receive payment demands and an address at which certificates for certificated shares must be deposited;
                  (c) inform  holders of  uncertificated  shares to what  extent transfer of the shares will be restricted after the payment demand is received;
                  (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;
                  (e) set a date by  which  the  corporation  must  receive  the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;
                  (f) state the requirement contemplated by Subsection
             16-10A-1303(3), if the requirement is imposed; and
                  (g) be accompanied by a copy of this part.
             Enacted by Chapter 277, 1992 General Session

The demand from the dissenter must (1) be in writing and may use the form attached hereto as Exhibit B for that purpose; (2) must include with the demand, the original certificates for the shares in accordance with the terms of the dissenter's notice; (3) must certify that the shareholder acquired beneficial ownership of the shares before the date of the first announcement (September 8, 2004) to the news media or shareholders of the terms of the proposed corporate action creating the dissenter's rights and (4) must certify in writing whether he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. A copy of a form to be used in demanding payment is attached hereto as a part of Exhibit B or the dissenter may use another writing. THE DISSENTER'S DEMAND MUST BE SUBMITTED TO THE COMPANY ON OR BEFORE_____________. THE HOLDERS OF MORE THAN 50% OF THE ISSUED AND OUTSTANDING STOCK OF INMEDICA ARE CONTRACTUALLY COMMITTED TO VOTE IN FAVOR OF PROPOSAL 1. AS A RESULT, THE EFFECTIVE DATE OF THE DISSENTER'S NOTICE ATTACHED AS EXHIBIT B WILL BE______________, THE DATE OF APPROVAL OF THE TRANSACTION, WHICH COMMENCES THE 30 DAY PERIOD FOR DISSENTERS TO EXERCISE THEIR RIGHTS. Required disclosures relating to the notice are included in this Information Statement.

   A dissenter who has demanded payment retains all rights as a shareholder (except the right to transfer the shares) until the effective date of the corporate action (________________) after which the dissenter has only the right to receive payment for his/her shares. A shareholder who does not demand payment and deliver his/her share certificates to the Company by the date set in the dissenter's notice is not entitled to payment for the shares.

        Where a record holder holds all or part of its shares in InMedica on behalf of a nominee or beneficial owner, then the record holder may dissent as to less than all of the shares it holds of record, by giving written notice to InMedica identifying each dissenter's name and address and the number of shares as to which dissenter's rights are exercised by that beneficial owner. In such cases the shares held by the dissenting beneficial owner and the balance of the shares held by the record holder will be treated as if the shares had been registered in different names. However the dissenting beneficial owner must dissent as to all shares the dissenter holds, directly or indirectly in the Company. And, the dissenter must assure that each record holder holding shares on the dissenter's behalf provides its consent to the dissent not later than the date on which the beneficial shareholder asserts dissenter's rights.

         Upon receipt of the demand for payment and the certificates for the shares, the Company shall pay the Company's estimate of the fair value of the shares, plus interest from the meeting date. Payment is governed by Utah Code Annotated 16-10a-1325 as follows:

             16-10A-1325.   PAYMENT.
                  (1) Except as provided in Section 16-10A-1327,  upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10A-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10A-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10A-1323, and who meets the requirements of Section 16-10A-1321, and who has not yet received payment.
                  (2) Each payment made pursuant to Subsection (1) must be
             accompanied by:
                  (a) (i) (A) the  corporation's  balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;
                  (B) an income statement for that year;
                  (C) a statement  of changes in  shareholders'  equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and
                  (D) the latest available interim financial statements, if any;
                  (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;
                  (b) a  statement  of the  corporation's  estimate  of the fair value of the shares and the amount of interest payable with respect to the shares;
                  (c) a statement of the dissenter's right to demand payment under Section 16-10A-1328; and
                  (d) a copy of this part. (Enacted by Chapter 277, 1992 General
             Session)

In the event a dissenter has not accepted an offer made by a  corporation  under
Section 16-10A-1327, the dissenter may notify the Company in writing of his/her own estimate of the fair value of the shares and demand payment of the estimated amount, plus interest, less any payment made by the Company if: (1) the dissenter believes that the amount paid or offered by the Company is less than the fair value of the shares; or (2) the Company fails to make payment within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or (3) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates. However a dissenter waives the right to demand payment of his own estimate of the value of the shares unless he causes the Company to receive the notice of his demand for payment of a different value within 30 days after the Company made or offered payment for his shares. If a dissenter's demand for payment of a different valuation than that offered by the Company remains unresolved, the Company shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and the amount of interest. If the Company does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

                              FINANCIAL STATEMENTS

         See the pro-forma financial statements included with this information statement. Audited financial statements for the Company's year ended December 31, 2003 and unaudited statements for the period ended September 30, 2004 are incorporated by reference to the Company's Form 10KSB/A#1 for the year ended December 31, 2003 and the Company's Form 10QSB for the nine months ended September 30, 2004, copies of which accompany this Information Statement.

                          SECOND PROPOSAL: TO ELECT THE
                               BOARD OF DIRECTORS

         The Company is proposing that five directors be elected to serve until a successor is elected and qualified as follows: Larry E. Clark, Ralph Henson, Richard Bruggeman, Sheng Jung (Robert S.) Chiang and Mao-Song Lee. Additional information for your consideration in connection with the election of directors follows:

                             COMMON STOCK OWNERSHIP

         The following table shows the common stock ownership of nominees, directors, officers, and principal shareholders of the Company as of December 10, 2004.



                                Nature of          Number of
 Name and Position              Ownership         Shares Owned           Percent

Chi Lin Technologies              Direct            5,328,204 1            32.5%
717 No. 71, Te Lun RD
Jen Te Hsian
Tainan County, Taiwan
Principal Shareholder


-------------------------
1 - Excludes the right to purchase shares sufficient to maintain its 33 1/3% ownership interest in the Company in the event of the issuance of additional shares, such as the proposed issuance of shares to management under the subscription agreements and the 400,000 shares recently issued to Larry Clark (See "Management Indebtedness and Transactions")

Larry E. Clark                    Direct            1,828,000 2
Chairman & Nominee              Indirect              769,025 3
                                                     -------
                                   Total            2,597,025              15.9%

Ralph Henson                      Direct              225,000 4             1.4%
President, Director
Chief Executive Officer
& Nominee

Richard Bruggeman                 Direct              174,387 5             1.1%
Director, Chief                 Indirect              464,975 6             2.8%
Financial Officer                Options               75,000                .5%
                                                     --------              -----
& Nominee                          Total              714,362               4.3%

Sheng Jung Chiang               Indirect                    * 7
Director & Nominee

Mao-Song Lee                    Indirect                    * 8
Director & Nominee

Wescor, Inc.                      Direct                    -
 459 South Main Street          Indirect                    -
 Logan, Utah 84321 USA    Conversion Rights         1,119,720  9            6.4%

All Executive Officers        Direct and
and Directors as a              Indirect            8,789,591              53.6%
group (5 persons)                Options               75,000                .4%
                                                    ---------           --------
                                   Total            8,864,591              53.9%

-------------------------
2 - Excludes subscription to purchase 440,000 restricted shares of common stock (See "Management Indebtedness and Transactions."

3 - Shares held by Larry Clark and Jacquelyn Clark as Trustees of the Larry and Jacquelyn Clark Family Trust

4 - Excludes subscription to purchase 240,000 restricted shares of common stock (See "Management Indebtedness and Transactions."

5 - Includes 400 shares held in individual IRAs and 4,620 shares held by Mr. Bruggeman as Trustee of a family trust. Excludes subscription to purchase 101,000 restricted shares of common stock (See "Management Indebtedness and Transactions." Excludes subscriptions

6 - Shares held by Mrs. Bruggeman.

7 - Mr. Chiang is vice president of Chi Lin Technologies Co. Ltd. which holds 5,328,204 shares. Chi Lin also has anti-dilution rights to acquire an additional 524,983 restricted common shares at a price of $.10 per share incident to the issuance of stock to certain members of management (See "Management Indebtedness and Transactions.")

8 - Dr.Lee is vice  president  of Chi Lin  Technologies  Co.  Ltd.  which  holds
5,328,204 shares. Chi Lin also has anti- dilution rights to acquire an additional 524,983 restricted common shares at a price of $.10 per share incident to the issuance of stock to certain members of management (See "Management Indebtedness and Transactions.")

9 - Based on unexercised conversion rights at September 30, 2004.

Shares shown in the forgoing table as directly owned are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Calculations of the percentage of shares in the foregoing table assumes the exercise of options, to which the percentage relates. Percentages calculated for totals assume the exercise of options or conversion rights comprising such totals. The Company has relied upon the latest filing on Form 13D furnished to the Company for total shares held by principal shareholders. See also "Management Indebtedness and Transactions" for a description of a transaction in which certain members of management will acquire an additional 1,181,000 restricted shares or 7.6% of the common stock of InMedica for $.10 per share.

CHANGE IN CONTROL. Effective May 10, 2001 the Company sold 5,328,204 shares of its common stock to Chi Lin Technology Co. Ltd. of Taiwan, Republic of China., pursuant to a Stock Purchase Agreement (the "Agreement"). The Company also caused its wholly owned subsidiary, MicroCor, Inc. to sell 29,420 shares of its common stock to Chi Lin. Following the transaction Chi Lin owned one third of the issued and outstanding stock of the Company and 20% of the issued and outstanding stock of MicroCor. Funds for the purchase of the stock came from the working capital of Chi Lin. The Agreement also granted Chi Lin anti-dilution rights permitting it to purchase additional shares to maintain its one third percentage ownership in the event InMedica issues additional shares. Chi Lin has further rights to receive additional shares to maintain its percentage ownership in the event outstanding options are exercised. The agreement also gives Chi Lin the right to nominate two of five directors to InMedica's board of directors. InMedica may not increase the size of the board to more than five without the prior consent of Chi Lin. Effective December 21, 2001 the Company appointed two directors nominated by Chi Lin.

                        DIRECTORS AND EXECUTIVE OFFICERS

         At the meeting, five directors are to be elected to hold office for one year or until their successors are elected and qualified. The persons named in the table below are nominees for director.

     Name                            Age              Director Since

Larry E. Clark                        82                     1995
Ralph Henson                          59                     1999
Richard Bruggeman                     49                     1995
Sheng Jung Chiang                     58                     2001
Mao-Song Lee                          56                     2002

     Certain information follows regarding the executive officers and directors of InMedica and their business backgrounds for at least the last five years.

LARRY E. CLARK - Chairman of the Board since April 1995. Mr. Clark was president of Clark-Knoll & Associates, Inc., a Denver, Colorado management consulting firm specializing in mergers and acquisitions from 1963 to 1969. He served as president of Petro-Silver, Inc., a small public company based in Salt Lake City, Utah, which engaged in the oil and gas business from 1970 to 1975. Beginning in 1975 and continuing to December, 2003, Mr. Clark was president of Larry Clark & Associates, a private company which engaged in a corporate mergers and acquisitions business or business consulting. In 1981, Mr. Clark formed Hingeline-Overthrust Oil & Gas, Inc., a Utah public company, which merged with Whiting Petroleum Corporation of Denver, Colorado in December 1983. Mr. Clark served as a director of Whiting Petroleum from 1983 until 1992 when Whiting Petroleum merged with IES Industries and Mr. Clark returned to full time employment as president of Larry Clark & Associates. Mr. Clark was President of InMedica from April 1995 until December, 1999. Mr. Clark graduated from the U.S. Merchant Marine Academy with a BS degree in Naval Science in 1943 and received a degree in Business Administration from the University of Wyoming in 1948.

RALPH HENSON - Director, President and Chief Executive Officer of the Company since December 1999. Prior to his employment with InMedica, Mr. Henson worked from 1996 until 1999 as Director of Sales and acting Director of Clinical Programs of In-line Diagnostics of Farmington, Utah. He was also employed from 1987 to 1994 with Mallinckrodt Medical in sales and marketing, including service as Export Sales and Marketing Manager for Mallinckrodt Sensor Systems of Hannef, Germany. From 1994 to 1995 he was national sales manager with HemoCue, Inc. of Mission Viejo, California.

RICHARD BRUGGEMAN - Director and Secretary/Treasurer and Chief Financial Officer of the Company since April, 1995 and full time employee of the Company during 2002. Since 2003, Mr. Bruggeman has been employed part time with Kitchen Resource, Inc., a Utah based firm distributing kitchen appliances. He was employed part time or full time as Controller of Kitchen Specialties, Inc. from 1993 to December, 2001, a Salt Lake City firm distributing kitchen appliances in the United States and Canada.. From 1986 until 1993 he was employed by the Company's subsidiary, MicroCor, Inc. as financial manager. During the period 1983-1985, he was a sole practitioner in accounting and from 1981-1983 he was employed by the Salt Lake City public accounting firm of Robison Hill & Co. He has since had no affiliation with that accounting firm. He graduated from the University of Utah in 1981 with a B.S. degree in accounting.

SHENG JUNG (ROBERT S.) CHIANG - Director of the Company since May, 2001. Mr. Chiang was vice president and secretary general of Onking Chain Store Co. Ltd., a company organized in the Republic of China (hereinafter "Taiwan") from November, 1988 through June, 2000 when he became the Vice President of Chi Lin Technology Co. Ltd, a Taiwanese company. He has been employed with Chi Lin Technology since June, 2000. Mr. Chiang has a BA from the National Chen Chi University and an MBA from the National Taiwan University.

         MAO-SONG LEE - Director of the Company since December, 2002. Since February, 2001 he has been employed full time by Chi Lin Technology Co. Ltd. as Technical Vice President. From August, 1998 until January, 2001 he was General Manager, Pilot Plants for Union Chemical Laboratories, Industrial Technology
Research  Institute  of the  Republic  of  China  (Taiwan).  During  the  period
1994-1997 he was Director of the Engineering Plastics Division for Union Chemical Laboratories, Industrial Technology Research Institute. From 1983 until 1991 he was Director of the Polymer Division, Union Chemical Laboratories, Industrial Technology Research Institute. He received a B.S. and M.S. from the National Cheng Kung University of Taiwan in 1970 and 1972, respectively. He also received a Ph.D. and an M.B.A. from the National Tsing Hua University of Taiwan in 1987 and from the National Cheng Chi University in 1994, respectively.

         Each director serves until the next annual meeting of shareholders or until a successor is elected and qualified. Officers serve at the pleasure of the board of directors. No arrangement or understanding exists between any officer or director and any other person pursuant to which he was nominated or elected as director or selected as an officer, except the Stock Purchase Agreement with Chi Lin Technologies Co. Ltd. (See "Change in Control").

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and shareholders holding greater than ten percent are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of any such reports furnished to the Company, during the fiscal year ended December 31, 2003, and thereafter, all
Section 16(a) filing requirements applicable to officers, directors and shareholders holding greater than ten percent were complied with.


                           BOARD OF DIRECTORS MEETINGS
                     AND ATTENDANCE AT SHAREHOLDER MEETINGS

         The Company does not have nominating or audit committees of the Board. The full board conducts the function of an audit committee. There was one meeting of the Board of Directors held during the fiscal year ended December 31, 2003 and there have been two meeting of the board of directors during 2004. Messrs. Chiang and Lee were unable to attend one of the board meetings. All directors attended the last annual shareholder meeting of the Company. The Company expects all directors to be in attendance at shareholder meetings and attempts to schedule meetings at a time when all directors will be able to attend, however conflicting schedules, particularly with the two directors from Taiwan may on occasion preclude their attendance at shareholder meetings which are held in the United States.

                        AUDIT COMMITTEE FINANCIAL EXPERT

         The Company's board of directors does not have an "audit committee financial expert," within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. The board of directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the board of directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC's definition of "audit committee financial expert." Further, like many small companies, it is difficult for the Company to attract and retain board members who qualify as "audit committee financial experts," and competition for these individuals is significant. The board believes that its current audit committee is able to fulfill its role under SEC regulations despite not having a designated "audit committee financial expert."

                              NOMINATING COMMITTEE

         The full board of directors of the Company functions as a nominating committee to select potential additional directors of the Company. The board has not specifically designated a separate nominating committee because all five members of the board of directors desire to be involved in the selection of any new director. The board does not have a specific charter to govern its actions as a nominating committee, nor are any members of the board "independent". Due to the relatively small size of the Company, the risks associated with service on the board of a public company and the limited or negligible compensation available to such directors, the Company considers it unlikely that a qualified person would serve on the board who was truly independent. However, the board's unwritten policy for consideration of potential members of the board nominated by shareholders is to seriously consider any potential board member that has personal relationships and/or expertise that might be beneficial to the Company's business. The Company has in the past and expects to continue in the future to be interested in discussions with persons interested in the Company's business and able to make a significant contribution to the success of the Company's technology. Shareholders that desire to introduce persons to the Company's board of directors should contact Larry E. Clark, Chairman of the Board or Ralph Henson, Chief Executive Officer of the Company with any suggestions or recommendations for director. These persons may be reached through the Company's office telephone 801-521-9300 during regular business hours. A copy of the resume of any candidates should be submitted with the inquiry. At the present time, the Company is not actively searching for additional board members, however members of the board are interested in meeting qualified persons. Qualified persons normally would be persons that have at least a college education and professional or technical experience in the medical products industry. The Company is especially interested in persons with fund raising contacts or technology development contracts. Generally shareholder nominees would be evaluated in the same manner as any other nominee. The nominees identified on the Company's current proposal for election of directors were each originally nominated by the Company's chief executive officer or by

Chi Lin Technologies, Co. Ltd, which has the contractual right to nominate two directors. Specifically, Larry E. Clark became a director upon the nomination of Alan Kaminsky who was then CEO and a 5% plus shareholder. Messrs Henson and Bruggeman were each nominated by Mr. Clark while Mr. Clark was serving as CEO and while Mr. Clark was a 10% plus shareholder. Messrs.Chiang and Lee were nominated by Chi Lin, a principal shareholder and control person of the Company, owning approximately 33 1/3% of the stock of the Company.

                         SECURITY HOLDER COMMUNICATIONS

         Shareholders of the Company may communicate directly with the board of directors by contacting the Company's offices during regular business hours. The Company's telephone number is 801-521-9300. Communications to individual directors may be made by mail addressed to the director care of InMedica Development Corporation at the Company's offices 825 North 300 West, Suite N132, Salt Lake City, Utah 84103.

                             EXECUTIVE COMPENSATION

          The table below discloses the compensation of the chief executive officer of the Company during the three fiscal years ended December 31, 2003:

                      Annual Compensation         Long Term Compensation
                                            Restricted Stock Common Stock
                                                Awards       Underlying
Name                   Year Salary  Bonus                      Options     Other
--------------------------------------------------------------------------------
Ralph Henson (CEO)     2003 $ 24,000   -           -              -         -
Ralph Henson (CEO)     2002 $ 96,000   -           -              -         -
Ralph Henson (CEO)     2001 $ 86,333   -           -              -   $15,000 10

--------------------------
10 - Value of shares issued for services.

         Compensation of officers and employees is determined by the Board of Directors. Officers, Ralph Henson and Richard Bruggeman are also members of the Board of Directors. During 2004 Mr. Henson has been compensated in the amount of $46,664, through September, 2004.

         Since the beginning of the last fiscal year, there have been no stock options or stock appreciation rights granted to or exercised by officers named in the executive compensation table.

         The Company presently has no plan for the payment of any annuity or pension retirement benefits to any of its officers or directors, and no other remuneration payments, contingent or otherwise, are proposed to be paid in the future to any officer or director, directly or indirectly.

         InMedica  executed  employment   contracts  with  its  Chief  Executive

Officer, Ralph Henson, and its Chief Financial Officer, Richard Bruggeman, on April 25, 2001. Mr. Henson's contract employed him full time for the period April 1, 2001 until March 31, 2003. Compensation payable for his services was $7,000 per month during 2001 and $8,000 per month for the balance of the contract. Mr. Bruggeman's contract provided for his part time employment as the Chief Financial Officer of the Company from April 1, 2001 until March 31, 2003. He had the right to increase the employment to full time if warranted by the Company's business, at a compensation to be negotiated. Compensation under the contract was $3,500 per month during 2001 and $4,000 per month for the remaining term of the contract.

         The Company entered into a consulting contract with Larry E. Clark, its Chairman, effective April 1, 2001, pursuant to which the Company compensates the Chairman $2,000 per month in consulting fees. Fees under the contract are presently being accrued. (See "Management Indebtedness and Transactions")

                             DIRECTORS' COMPENSATION

         Directors may be compensated at the rate of $100 for attendance at each board meeting, but did not receive compensation for meetings during the last three years.

                    MANAGEMENT INDEBTEDNESS AND TRANSACTIONS

         No officer, director, nominee for director, or associate of any such officer, director or nominee has been, since the beginning of the last fiscal year, or is presently indebted to the Company. There have been no transactions since the beginning of the Company's last fiscal year, nor are there any proposed transactions, in which any officer, director, nominee or principal security holder has a direct or indirect material interest, except as described herein and in the disclosure below:

         Effective September 27, 2004 Larry E. Clark, Ralph Henson and Richard Bruggeman each subscribed to purchase shares of the Company in the following amounts respectively: 840,000, 240,000, and 101,000 at a price of $.10 per share. The closing bid price on the date of subscription was $.10 per share. The Subscription exercise is contingent on the Company paying each of the three individuals the amount of their accrued but unpaid wages or consulting fees in the amounts of $84,000, $34,998, and $16,002, respectively. The 1,181,000 shares to be purchased will constitute 7.6% of the issued and outstanding stock of the Company, acquired for total consideration of $118,100.

                    THIRD PROPOSAL: TO RATIFY APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The independent accounting firm selected and being recommended for the current fiscal year is Robison Hill & Co. Representatives of Robison Hill & Co.

are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be expected to be available to respond to appropriate questions. The independent public accounting firm which conducted the audit of the financial statements of InMedica for the most recent fiscal year was Robison Hill & Co.

The following is a summary of the fees billed to us by Robison, Hill & Company for professional services rendered for the years ended December 31, 2003 and 2002:

           Service                           2003                   2002
------------------------------         ------------------     ------------------
Audit Fees                                 $ 12,100                $ 9,890
Audit-Related Fees                             -                      -
Tax Fees                                        300                    575
All Other Fees                                 -                      -
                                       ------------------     ------------------
Total                                      $ 12,400               $ 10,465
                                       ==================     ==================

AUDIT FEES. Consists of fees billed for professional services rendered for the audits of our consolidated financial statements, reviews of our interim consolidated financial statements included in quarterly reports, services performed in connection with filings with the Securities & Exchange Commission and related comfort letters and other services that are normally provided by Robison, Hill & Company in connection with statutory and regulatory filings or engagements.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee, is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee pre-approved 100% of the Company's 2003 audit fees, audit-related fees, tax fees, and all other fees to the extent the services occurred after May 6, 2003, the effective date of the Securities and Exchange Commission's final pre-approval rules.

         During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any other disagreements, which disagreement(s) if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The former accountants' report for the period of their engagement did not contain an adverse opinion or disclaimer of opinion but were modified for uncertainty as to whether the registrant would continue as a going concern. However, there was no qualification or modification as to audit scope or accounting principles.

                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                              WHO SHARE AN ADDRESS

         One copy of this information statement and the annual report will be delivered to each security holder who shares the same address, unless the Company has received contrary instructions from one or more of the security holders. Written notification requesting a single copy in lieu of multiple copies or requesting multiple copies in lieu of a single copy should be addressed to InMedica Development Corporation, 825 North 300 West, Suite N132, Salt Lake City, Utah 84103 (telephone: 801-521-9300).

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders must be received by InMedica at its corporate offices on or before April 5, 2005 in order to be included in the Information Statement relating to that meeting.

THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUEST FOR SUCH INFORMATION SHOULD BE DIRECTED TO RICHARD BRUGGEMAN, P.O. BOX 27557, SALT LAKE CITY, UTAH 84127.


                      INFORMATION INCORPORATED BY REFERENCE

     The following  documents are  incorporated by reference in this Information
Statement:

1. Form 10KSB/A#1 of InMedica Development Corporation for the year ended December 31, 2003, SEC file number 000-12968.
2. Form 10QSB of InMedica Development Corporation for the quarter ended September 30, 2004, SEC file number 000-12968.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         Effective September 7, 2004, InMedica Development Corporation ("InMedica") and its subsidiary, MicroCor, Inc. ("MicroCor") entered into a Joint Development Agreement pursuant to which Wescor, Inc., a Utah medical technology company ("Wescor") purchased 15% of the issued and outstanding common stock of MicroCor on a pro-rata basis from InMedica and from Chi Lin Technology Co, Ltd of Tainan, Taiwan, ("Chi Lin") for $375,000. Prior to the consummation of the transaction InMedica held 80% of the issued and outstanding common stock of MicroCor and Chi Lin owned 20%. Following the transaction, InMedica holds 68%, Chi Lin holds 17% and Wescor holds 15% of the issued and outstanding stock of MicroCor. The purchase monies will be paid $300,000 to InMedica and $75,000 to Chi Lin, payable in installments over 18 months. Twenty percent of each payment made to InMedica will be applied to outstanding debt owing from InMedica to Wescor in the amount of $111,972 as of September 30, 2004.

         If Wescor completes phases 1, 2, and 3 of the Joint Development Agreement, Wescor will be issued 1,700,000 shares of MicroCor common stock following which Wescor would hold 49% of the issued and outstanding stock of MicroCor, InMedica would hold 40.8% and Chi Lin would hold the remaining 10.2%. In addition, upon completion of phase 3, Wescor will have an option to purchase all, 100%, of the remaining issued and outstanding stock of MicroCor from InMedica and Chi Lin.

MicroCor has also granted certain royalty and revenue royalty rights to InMedica and Chi Lin.

         The following unaudited pro forma condensed combined financial statements are based on the above three scenarios as follows: (Contingency 1) the initial sale of 15% of MicroCor; (Contingency 2) the initial sale of 15% plus the sale of an additional 34% of MicroCor for a total of 49% (following completion of phases 1, 2 and 3); and (Contingency 3) the initial sale of 15% plus the additional 34% and the sale of the additional 51% of MicroCor for a total sale of 100% (contingent upon phases 1, 2 and 3 and the exercise by Wescor of its option to buy the remaining 51%)

         The following unaudited pro forma condensed combined financial statements are based on the consolidated December 31, 2003 audited and September 30, 2004 unaudited historical financial statements of InMedica incorporated by reference herein (See "FINANCIAL STATEMENTS"). The unaudited pro forma condensed combined balance sheet assumes the sale occurred as of September 30, 2004. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2004 presents the results of operations assuming the sale was completed on January 1, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 presents the results of operations, assuming the sale was effective on January 1, 2003.

         The unaudited pro forma condensed combined financial statements have been prepared by management of InMedica based on the financial statements incorporated herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of InMedica (including the notes thereto) incorporated by reference in this filing. See "FINANCIAL STATEMENTS."

             UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                           Contingency 1 - Sale of 15%

                                                                                                      Pro Forma
                                                                                 Pro Forma            Combined
                                                              InMedica          Adjustments           Balance
                                                          ------------------ ------------------- -------------------

Revenues:                                                          $      -            $      -            $      -

Expenses:
   General & administrative                                         153,545                   -             153,545
   Research  & development                                            9,929                   -               9,929
                                                          ------------------ ------------------- -------------------

Net Loss from Operations                                          (163,474)                   -           (163,474)

Other Income (expense)                                               68,597               8,768 A            77,365
                                                          ------------------ ------------------- -------------------

Minority Interest                                                   166,468                   -             166,468
                                                          ------------------ ------------------- -------------------

Net Income (Loss)                                                   $71,591              $8,768             $80,359

Preferred Stock Dividends                                          $(5,674)                   -            $(5,674)
                                                          ------------------ ------------------- -------------------

Net Income (Loss) to Common Stockholders                            $65,917              $8,768             $74,685
                                                          ================== =================== ===================

Income (Loss) per share                                   $               -            $      -  $             0.00
                                                          ================== =================== ===================

Weighted average shares outstanding                              15,982,993                              15,982,993














See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                           Contingency 1 - Sale of 15%

                                                                                                              Pro Forma
                                                                                          Pro Forma           Combined
                                                                       InMedica          Adjustments           Balance
                                                                  ------------------- ------------------- ------------------

Revenues:                                                                   $      -            $      -           $      -

Expenses:
   General & administrative                                                  174,203                   -            174,203
   Research  & development                                                    24,723                   -             24,723
                                                                  ------------------- ------------------- ------------------

Net Loss from Operations                                                   (198,926)                   -          (198,926)

Other Income (expense)                                                            47              11,377 A           11,424
                                                                  ------------------- ------------------- ------------------

Minority Interest                                                             29,727              17,836 B           47,563
                                                                  ------------------- ------------------- ------------------

Net Income (Loss)                                                         $(169,152)             $29,213         $(139,939)

Preferred Stock Dividends                                                   $(7,566)                   -           $(7,566)
                                                                  ------------------- ------------------- ------------------

Net Income (Loss) to Common Stockholders                                  $(176,718)             $29,213         $(147,505)
                                                                  =================== =================== ==================

Income (Loss) per share                                           $           (0.01)            $      -  $          (0.01)
                                                                  =================== =================== ==================

Weighted average shares outstanding                                       15,982,993                             15,982,993














See accompanying notes to unaudited pro forma condensed combined financial statements.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2004
                           Contingency 2 - Sale of 49%

                                                                                                     Pro Forma
                                                                                 Pro Forma            Combined
                                                              InMedica          Adjustments           Balance
                                                          ------------------ ------------------- -------------------
ASSETS
Current assets                                                     $273,099                   -            $273,099


Fixed assets (net)                                                      442                   -                 442
                                                          ------------------ ------------------- -------------------

     Total Assets                                                  $273,541                   -            $273,541
                                                          ================== =================== ===================

LIABILITIES AND STOCKHOLDERS'
EQUITY
Accounts payable & accrued expenses                                 $78,396            $      -             $78,396
Related party payable                                                84,000                   -              84,000
Note payable                                                        108,970                   -             108,970
Preferred dividend payable                                           24,589                   -              24,589
                                                          ------------------ ------------------- -------------------

    Total Current Liabilities                                       295,955                   -             295,955
                                                          ------------------ ------------------- -------------------

Minority Interest                                                  (62,386)            (53,028) A         (115,414)
                                                          ------------------ ------------------- -------------------

Stockholders' Equity:
  Preferred Stock                                                    94,573                   -              94,573
  Common stock                                                       15,983                   -              15,983
  Paid in capital                                                 8,264,260                   -           8,264,260
 Accumulated deficit                                            (8,334,844)                   -         (8,334,844)
                                                                                         53,028 A            53,028
                                                          ------------------ ------------------- -------------------
     Total Stockholders' Equity (Deficit)                            39,972              53,028              93,000
                                                          ------------------ ------------------- -------------------

     Total Liabilities and Stockholders' Equity                    $273,541                   -            $273,541
                                                          ================== =================== ===================









See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                           Contingency 2 - Sale of 49%

                                                                                                     Pro Forma
                                                                                 Pro Forma            Combined
                                                              InMedica          Adjustments           Balance
                                                          ------------------ ------------------- -------------------

Revenues:                                                          $      -            $      -            $      -

Expenses:
   General & administrative                                         153,545                   -             153,545
   Research  & development                                            9,929             850,000 C           859,929
                                                          ------------------ ------------------- -------------------

Net Loss from Operations                                          (163,474)           (850,000)         (1,013,474)

Other Income (expense)                                               68,597               8,768 A            77,365
                                                          ------------------ ------------------- -------------------

Minority Interest                                                   166,468             141,498 B           307,966
                                                          ------------------ ------------------- -------------------

Net Income (Loss)                                                   $71,591          $(699,734)          $(628,143)

Preferred Stock Dividends                                          $(5,674)                   -            $(5,674)
                                                          ------------------ ------------------- -------------------

Net Income (Loss) to Common Stockholders                            $65,917          $(699,734)          $(633,817)
                                                          ================== =================== ===================

Income (Loss) per share                                   $               -            $      -  $           (0.04)
                                                          ================== =================== ===================

Weighted average shares outstanding                              15,982,993                              15,982,993














See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                           Contingency 2 - Sale of 49%

                                                                                                              Pro Forma
                                                                                          Pro Forma           Combined
                                                                       InMedica          Adjustments           Balance
                                                                  ------------------- ------------------- ------------------

Revenues:                                                                   $      -            $      -           $      -

Expenses:
   General & administrative                                                  174,203                   -            174,203
   Research  & development                                                    24,723             850,000 C          874,723
                                                                  ------------------- ------------------- ------------------

Net Loss from Operations                                                   (198,926)           (850,000)        (1,048,926)

Other Income (expense)                                                            47              11,377 A           11,424
                                                                  ------------------- ------------------- ------------------

Minority Interest                                                             29,727             561,465 B          591,192
                                                                  ------------------- ------------------- ------------------

Net Income (Loss)                                                         $(169,152)          $(277,158)         $(446,310)

Preferred Stock Dividends                                                   $(7,566)                   -           $(7,566)
                                                                  ------------------- ------------------- ------------------

Net Income (Loss) to Common Stockholders                                  $(176,718)          $(277,158)         $(453,876)
                                                                  =================== =================== ==================

Income (Loss) per share                                           $           (0.01)            $      -  $          (0.03)
                                                                  =================== =================== ==================

Weighted average shares outstanding                                       15,982,993                             15,982,993














See accompanying notes to unaudited pro forma condensed combined financial statements.

                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2004
                          Contingency 3 - Sale of 100%

                                                                                                     Pro Forma
                                                                                 Pro Forma            Combined
                                                              InMedica          Adjustments           Balance
                                                          ------------------ ------------------- -------------------
ASSETS
Current assets                                                     $273,099              $(191) B          $272,908


                                                                                      1,020,000 C         1,020,000

Fixed assets (net)                                                      442                   -                 442
                                                          ------------------ ------------------- -------------------

     Total Assets                                                  $273,541          $1,019,809          $1,293,350
                                                          ================== =================== ===================

LIABILITIES AND STOCKHOLDERS'
EQUITY
Accounts payable & accrued expenses                                 $78,396                   -             $78,396
Related party payable                                                84,000                   -              84,000
Note payable                                                        108,970                   -             108,970
Preferred dividend payable                                           24,589                   -              24,589
                                                          ------------------ ------------------- -------------------

    Total Current Liabilities                                       295,955                   -             295,955
                                                          ------------------ ------------------- -------------------

Minority Interest                                                  (62,386)              62,386 B                 -
                                                          ------------------ ------------------- -------------------

Stockholders' Equity:
  Preferred Stock                                                    94,573                   -              94,573
  Common stock                                                       15,983                   -              15,983
  Paid in capital                                                 8,264,260                   -           8,264,260
 Accumulated deficit                                            (8,334,844)            (62,577) B       (8,397,421)
                                                                                      1,020,000 C         1,020,000
                                                          ------------------ ------------------- -------------------
     Total Stockholders' Equity (Deficit)                            39,972             957,423             997,395
                                                          ------------------ ------------------- -------------------

     Total Liabilities and Stockholders' Equity                    $273,541          $1,019,809          $1,293,350
                                                          ================== =================== ===================








See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                          Contingency 3 - Sale of 100%

                                                                                                     Pro Forma
                                                                                 Pro Forma            Combined
                                                              InMedica          Adjustments           Balance
                                                          ------------------ ------------------- -------------------

Revenues:                                                          $      -            $      -            $      -

Expenses:
   General & administrative                                         153,545            (86,526) D            67,019
   Research  & development                                            9,929             (9,929) D                 -
                                                          ------------------ ------------------- -------------------

Net Loss from Operations                                          (163,474)              96,455            (67,019)

Other Income (expense)                                               68,597               8,768 A            77,365
                                                          ------------------ ------------------- -------------------
                                                                                       (11,202) D          (11,202)
Minority Interest                                                   166,468           (166,468) D                 -
                                                          ------------------ ------------------- -------------------

Net Income (Loss)                                                   $71,591           $(72,447)              $(856)

Preferred Stock Dividends                                          $(5,674)                   -            $(5,674)
                                                          ------------------ ------------------- -------------------

Net Income (Loss) to Common Stockholders                            $65,917           $(72,447)            $(6,530)
                                                          ================== =================== ===================

Income (Loss) per share                                   $               -            $      -  $             0.00
                                                          ================== =================== ===================

Weighted average shares outstanding                              15,982,993                              15,982,993














See accompanying notes to unaudited pro forma condensed combined financial statements.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                          Contingency 3 - Sale of 100%


                                                                                                              Pro Forma
                                                                                          Pro Forma           Combined
                                                                       InMedica          Adjustments           Balance
                                                                  ------------------- ------------------- ------------------

Revenues:                                                                   $      -            $      -           $      -

Expenses:
   General & administrative                                                  174,203           (123,958) D           50,245
   Research  & development                                                    24,723            (24,723) D                -
                                                                  ------------------- ------------------- ------------------

Net Loss from Operations                                                   (198,926)             148,681           (50,245)

Other Income (expense)                                                            47                (47) C                -
Other Income (expense)                                                                            11,377 A           11,377
                                                                  ------------------- ------------------- ------------------

Minority Interest                                                             29,727            (29,727) D                -
                                                                  ------------------- ------------------- ------------------

Net Income (Loss)                                                         $(169,152)            $130,284          $(38,868)

Preferred Stock Dividends                                                   $(7,566)                   -           $(7,566)
                                                                  ------------------- ------------------- ------------------

Net Income (Loss) to Common Stockholders                                  $(176,718)            $130,284          $(46,434)
                                                                  =================== =================== ==================

Income (Loss) per share                                           $           (0.01)            $      -  $            0.00
                                                                  =================== =================== ==================

Weighted average shares outstanding                                       15,982,993                             15,982,993













See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)      GENERAL

Pursuant to the sale, InMedica will receive $300,000, with $30,000 paid on closing and $270,000 paid in monthly installments of $15,000 plus interest at prime plus 2% in exchange for shares of InMedica's Majority owned subsidiary MicroCor.

As a special provision of the agreement InMedica will payback to WesCor 20% of the initial payment of $30,000 and 20% of each monthly payment as payment on the amounts previously loaned to InMedica by WesCor.

(2)      PRO FORMA ADJUSTMENTS

         The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2004, are described below:

         (A) Record additional minority interest resulting from sale of MicroCor stock.

         (B) Remove 100% of MicroCor.

         (C) Record sale of 100% of remaining interest in MicroCor stock at an assumed price of $.50 per share for a total of $1,020,000, based on the selling price of the initial 15%, and assuming the $1,020,000 is paid in full at time of exercise.

         The adjustments to the accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004 are described below:

         (A) Record interest income on note receivable.

         (B) Record additional minority interest.

         (C) Record issuance of 1,700,000 shares of MicroCor common stock in exchange for research and development expenses, estimated at $.50 per share.

         (D) Remove 100% of MicroCor.